Exhibit 4.42

WESTROCK MWV, LLC

as Issuer,

THE NEW GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON

as Trustee

Sixth Supplemental Indenture

Dated as of July 5, 2024

to

Indenture

Dated as of February 1, 1993

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 5, 2024, by and among (i) WestRock MWV, LLC, a Delaware limited liability company (as successor to MeadWestvaco Corporation, the “Issuer”); (ii) the entities listed in the signature pages hereto as “New Guarantors” (the “New Guarantors”); and (iii) The Bank of New York Mellon (as successor to The First National Bank of Chicago), as trustee (the “Trustee”) under the hereafter defined Indenture.

WITNESSETH:

WHEREAS, the Issuer and the Trustee have previously executed and delivered an indenture, dated as of February 1, 1993, providing for the issuance from time to time of the Issuer’s Securities (as defined therein) (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of January 31, 2002, the Second Supplemental Indenture, dated as of December 31, 2002, the Third Supplemental Indenture, dated as of December 31, 2002, the Fourth Supplemental Indenture, dated as of July 1, 2015 and the Fifth Supplemental Indenture, dated as of November 2, 2018 (the Base Indenture, as so amended and supplemented, the “Indenture”), pursuant to which, among other things, WRKCo Inc., a Delaware corporation, WestRock RKT, LLC, a Georgia limited liability company, and WestRock (as hereinafter defined) became guarantors under the Indenture;

WHEREAS, the only Securities currently outstanding under the Indenture are the Issuer’s 6.840% Debentures due 2037 and 7.550% Debentures due 2047 (the “Notes”);

WHEREAS, pursuant to a transaction agreement, dated as of September 12, 2023, entered into by WestRock Company, a Delaware corporation (“WestRock”), Smurfit Kappa Group plc, an Irish public limited company (“SKG”), Smurfit WestRock plc, an Irish public limited company (formerly known as Smurfit WestRock Limited, “Smurfit WestRock”), and Sun Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Smurfit WestRock (the “Transaction Agreement”), SKG and WestRock will each become a wholly owned subsidiary of Smurfit WestRock (the “Combination”);

WHEREAS, in connection with the Combination and subject to the consummation of the Combination on the date hereof, each New Guarantor desires to fully and unconditionally guarantee all the monetary obligations of the Issuer under the Indenture (including obligations to the Trustee) and the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Indenture (the “Guarantees”);

WHEREAS, the Issuer proposes in and by this Supplemental Indenture to supplement and amend the Indenture in certain respects as it applies to the Notes (and any other series of Securities issued thereunder after the date of this Supplemental Indenture);

WHEREAS, pursuant to Section 901(9) of the Indenture, the Issuer, the New Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the Issuer and the New Guarantors (together the “Obligors”) and the execution and delivery hereof have been in all respects duly authorized by the Obligors.

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes and the Holders of any Securities issued under the Indenture after the date of this Supplemental Indenture, as follows:

Article One
REAFFIRMATION, ACCESSION AND AMENDMENT

SECTION 1.01.         Reaffirmation. The Issuer hereby expressly and unconditionally reaffirms each and every covenant, agreement and undertaking of such party in the Indenture.

SECTION 1.02.         Note Guarantee.

(a)            Each New Guarantor unconditionally guarantees, on a joint and several basis, to each Holder of Notes (including each Holder of Securities issued under the Indenture after the date of this Supplemental Indenture) and to the Trustee and its successors and assigns, (i) the full and punctual payment of all monetary obligations of the Issuer under the Indenture (including obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Indenture. Each New Guarantor further agrees that its obligations hereunder shall be unconditional, irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Issuer (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Notes (or such other Securities) to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of such New Guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

(b)            Each New Guarantor further agrees that its Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

(c)            Each New Guarantor further agrees to waive presentment to, demand of payment from and protest to the Issuer of its Guarantee, and also waives diligence, notice of acceptance of its Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Issuer and any right to require a proceeding first against the Issuer or any other Person. The obligations of each New Guarantor shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Notes of any series.

(d)            The obligation of each New Guarantor to make any payment hereunder may be satisfied by causing the Issuer or another Obligor to make such payment. If any Holder of any Note or the Trustee is required by any court or otherwise to return to the Issuer or any Obligor or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuer or any such Obligor any amount paid by any of them to the Trustee or such Holder, any applicable Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)            Each New Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder of Notes in enforcing any of their respective rights under its Guarantee.

(f)            Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of each New Guarantor’s Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture, as it relates to such New Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Notwithstanding any other provision of the Indenture or this Supplemental Indenture to the contrary, no obligation of the Issuer shall be (or shall be deemed to be) guaranteed by, or otherwise supported directly or indirectly by the assets of, any New Guarantor to the extent its Guarantee could, as determined by the Issuer (acting reasonably and in good faith), result in material adverse U.S. tax consequences for the Issuer or any of its direct or indirect owners or subsidiaries.

SECTION 1.03.         Benefits Acknowledged. Each New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that its Guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 1.04.         Termination of Guarantee. The Guarantee of each New Guarantor shall be automatically released and shall terminate upon (i) the merger of such New Guarantor with or into any other Obligor, (ii) the consolidation of such New Guarantor with another Obligor or (iii) the transfer of all or substantially all of the assets of such New Guarantor to another Obligor. At the written request of the Issuer, and subject to Section 102 of the Indenture, the Trustee will execute and deliver any documents or instruments reasonably required to evidence any such release.

Article Two
MISCELLANEOUS PROVISIONS

SECTION 2.01.         Terms Defined. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, capitalized terms used herein and not defined herein have the meanings ascribed to them in the Indenture.

SECTION 2.02.         This Supplemental Indenture. This Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

SECTION 2.03.         Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of the Indenture.

SECTION 2.04.         Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.05.         Counterparts. This Supplemental Indenture may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart signature page by e-mail (PDF) or other electronic signature means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

SECTION 2.06.         Headings. The headings of this Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 2.07.         Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Obligors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Obligors by corporate action or otherwise, (iii) the due execution hereof by the Obligors and/or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

SECTION 2.08.         Separability. In case one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.09.         Successors and Assigns. All agreements of the Issuer in this Supplemental Indenture and the Notes shall bind its successors, all agreements of each New Guarantor in this Supplemental Indenture shall bind its successors and all agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

Very truly yours,

Issuer

WESTROCK MWV, LLC

By	/s/ M. Benjamin Haislip
Name: M. Benjamin Haislip
Title: Senior Vice President and Treasurer

[Supplemental Indenture to WestRock MWV 1993 Indenture]

New Guarantors

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT WESTROCK PLC
by its duly authorized attorney

in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

[Supplemental Indenture to WestRock MWV 1993 Indenture]

SMURFIT WESTROCK US HOLDINGS CORPORATION

By	/s/ Ken Bowles
Name: Ken Bowles
Title: Authorised Signatory

[Supplemental Indenture to WestRock MWV 1993 Indenture]

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT KAPPA GROUP PLC
by its duly authorized attorney

in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
Name: Ken Bowles
Title: CFO / Attorney
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square	/s/ Gillian Carson-Callan
Print Address	Signature
Name: Gillian Carson-Callan
Title: Company Secretary / Attorney

Solicitor
Witness Occupation

[Supplemental Indenture to WestRock MWV 1993 Indenture]

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT KAPPA
INVESTMENTS LIMITED
by its duly authorized attorney

in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

[Supplemental Indenture to WestRock MWV 1993 Indenture]

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT KAPPA
ACQUISITIONS UNLIMITED
COMPANY
by its duly authorized attorney

in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

[Supplemental Indenture to WestRock MWV 1993 Indenture]

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT KAPPA TREASURY
UNLIMITED COMPANY
by its duly authorized attorney

in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

[Supplemental Indenture to WestRock MWV 1993 Indenture]

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT KAPPA TREASURY
FUNDING DESIGNATED
ACTIVITY COMPANY
by its duly authorized attorney

in the presence of and delivered as a deed	/s/ Ken Bowles
Signature
/s/ Rory Carbery
Witness (Signature)

2 Grand Canal Square
Print Address

Solicitor
Witness Occupation

[Supplemental Indenture to WestRock MWV 1993 Indenture]

SMURFIT INTERNATIONAL B.V.

By	/s/ Ken Bowles
Name: Ken Bowles
Title: Authorised Signatory

[Supplemental Indenture to WestRock MWV 1993 Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

[Supplemental Indenture to WestRock MWV 1993 Indenture]